Exhibit 99.1

Ace Global Business Acquisition Limited Announces Extension of Combination Period and Additional Contribution to Trust Account to Extend Combination Period

NEW YORK, September 21th, 2023 /PRNewswire/ — Ace Global Business Acquisition Limited (NASDAQ: ACBA) (the “Company”), a special purpose acquisition company, announced today that at its special meeting of shareholders on September 19, 2023, the Company’s shareholders voted in favor of the proposal to amend and restate its amended and restated memorandum and articles of association , giving the Company the right to extend the date by which the Company has to complete a business combination a total of six (6) times for an additional one (1) month each time from October 8, 2023 to April 8, 2024.

About Ace Global Business Acquisition Limited

Ace Global Business Acquisition Limited is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more business entities.

Forward Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Ace Global Business Acquisition Limited

Investor Relationship Department

+(852) 2151 5198 / 2151 5598